UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_______________________________________
FORM 8-K

 ________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2015

  ________________________________________
Masonite International Corporation
(Exact name of registrant as specified in its charter)

  ________________________________________

British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road Concord, Ontario, Canada	L4K 2N6
(Address of principal executive offices)	(Zip Code)
(800) 895-2723
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

 ________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2015, Masonite International Corporation (the “Company”, “we” or “us”) issued a press release announcing that Elias Barrios will be joining us as our Senior Vice President, Global Operations and Supply Chain, effective June 15, 2015, replacing Glenwood E. Coulter, Jr. who retired on May 8, 2015. Mr. Barrios, age 50, is joining us from TE Connectivity, where he has been employed since 2011 and most recently served as Vice President, Global Operations and Supply Chain, Energy Business Unit since 2013. Prior to that, he spent 14 years with Honeywell (and the former AlliedSignal), serving in a variety of manufacturing roles.

In connection with accepting employment with us, on April 24, 2015, Mr. Barrios signed an employment offer letter with us (the “Offer Letter”). The Offer Letter provides that Mr. Barrios’ employment with us will be at-will and not for a specified period of time. Pursuant to the Offer Letter, Mr. Barrios’ annual base salary will be $325,000. In addition, Mr. Barrios will be eligible to participate in our executive annual cash bonus plan, with a target annual bonus equal to 50% of his annual base salary, which will be pro-rated for the 2015 partial year of service. Mr. Barrios will be eligible to receive a long-term equity incentive award pursuant to our annual equity program beginning with the grant to be made in 2016 with an annual target equity value of 100% of his annual base salary. In addition, Mr. Barrios will be eligible to receive a sign-on bonus of $75,000 after six months of active employment with us, subject to his execution of our customary reimbursement agreement which provides for repayment of some or all of the sign-on bonus if Mr. Barrios resigns from employment or is terminated for cause within two years after the commencement of his employment with us. Mr. Barrios will also receive a new-hire equity award having a value of $250,000 based on the closing price of our stock as of the date immediately preceding the date of his employment start date of June 15, 2015, with 40% consisting of restricted stock units (subject to time-vesting as to 25% on February 27, 2016, 25% on February 27, 2017, and 50% on February 27, 2018) and 60% consisting of performance restricted stock units (which will vest on February 27, 2018, subject to our achievement of financial metrics for our 2017 fiscal year as determined by the Human Resources and Compensation Committee of our Board and up to a maximum of 200% of the target number of performance restricted stock units granted), both subject to the terms and conditions of our 2012 Equity Incentive Plan and the applicable equity award agreement thereunder. In addition, Mr. Barrios will be required to execute our standard proprietary information and invention agreement.

The foregoing description of the Offer Letter does not purport to be a complete description and is qualified in its entirety by the full text of the Offer Letter, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 12, 2015, the Company issued a press release announcing that Elias Barrios will be joining us as our Senior Vice President, Global Operations and Supply Chain, effective June 15, 2015, replacing Glenwood E. Coulter, Jr. who retired on May 8, 2015.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 10.1	Offer Letter dated April 23, 2015.
Exhibit 99.1	Press release issued by Masonite International Corporation on May 12, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date:	May 12, 2015	By:	/s/ Robert E. Lewis
		Name:	Robert E. Lewis
		Title:	Senior Vice President, General Counsel and Secretary